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Exhibit 4.12

Clayton Utz

Settlement and Licence Agreement

Genetic Technologies Limited
ACN 009 212 328

C Y O'Connor ERADE Village Foundation incorporating the Immunogenetics Research Foundation and the Institute of Molecular Genetics and Immunology Incorporated
(ABN 67 161 830 965)

If you have any questions about the details of this document please contact Vince Annetta on + 61 3 9286 6000

Clayton Utz
Lawyers
Level 18 333 Collins Street Melbourne VIC 3000 Australia
DX 38451 333 Collins VIC
T + 61 3 9286 6000 F + 61 3 9629 8488

www.claytonutz.com

Our reference 160/385/31720916

Table of Contents

i

Settlement and Licence Agreement made at                        on

Parties	Genetic Technologies Limited (ACN 009 212 328) of 60-66 Hanover Street, Fitzroy in the State of Victoria (Licensor)

C Y O'Connor ERADE Village Foundation incorporating the Immunogenetics Research Foundation and the Institute of Molecular Genetics and Immunology Incorporated (ABN 67 161 830 965) (formerly known as Immunogenetics Research Foundation of WA Inc.) of Cnr Nicholson and Warton Roads, Canning Vale in the State of Western Australia (Licensee)

Recitals

A.
The Licensor will after the Effective Date own the Foundation IP.

B.
The Licensee and the Licensor entered into the Heads of Agreement by which (among other things):

(a)
the Licensor agreed to grant certain licences in relation to the GTG IP and the Sub-Licensable GTG IP; and

(b)
the parties agreed to mutually release each other in relation to any claims each may have against the other for or in relation to any infringement of the IP owned by a party which occurred before the date of the Heads of Agreement.

C.
The parties now desire to enter into this Settlement and Licence Agreement contemplated in the Heads of Agreement.

This agreement provides

1.
Definitions and interpretation

1.1
Definitions

  Adjustment Events has the meaning given to it in the GST Legislation.

  ASX means Australia Stock Exchange Limited (ACN 008 624 691).

  Claim means any action, suit, demand, proceeding, claim for Loss or any other form of claim, whether based in contract, tort (including, without limitation, negligence), misrepresentation, breach of warranty or on any other statutory, legal or equitable grounds.

  Confidential Information means all information in any form (including Documents and things in electronic, magnetic, digital and other intangible forms, whether capable of being read by human beings or not) relating to any of the business, products, IP, research, development, customers, licensees and suppliers of a party and any and all other information of any nature and in any form (including Documents and things in electronic, magnetic, digital and other intangible forms, whether capable of being read by human beings or not) that is designated by a party as being confidential or is confidential having regard to its nature or the context in which it was disclosed. For the purposes of this agreement Confidential Information of the Licensor includes information relating to the GTG IP and the Sub-Licensable GTG IP.

  Consequential Loss means any loss or damage suffered by the Licensor:

  (a)
  which is indirect or consequential;

  (b)
  which results from some special circumstance or supervening event;

  (c)
  which is by way of loss of revenue, loss of profits, loss of goodwill or credit, loss of business reputation, future reputation or publicity, loss of use, loss of interest, damage to credit rating, loss or denial of opportunity, or increased overhead costs, production or other downtime or which relates to expenses caused by the breach or outgoings rendered futile by the breach;

  (d)
  which is not an immediate result of the breach by the Licensee of this agreement or any other obligation;

  (e)
  which is suffered by the Licensor as a result of a claim upon it by another person; or

  (f)
  which consists of a claim for personal injury or damage to property.

  Improvement means any IP which:

  (a)
  is based on or incorporates any of the GTG IP which is created or developed after the Effective Date and which is capable of protection as a registered patent or by some other form of registrable intellectual property; and

  (b)
  is discrete from the GTG IP to which that IP may relate.

  IP Sale and Royalty Agreement means the IP Sale and Royalty Agreement to be executed by the parties in accordance with the Heads of Agreement.

  Loss means any damage, loss (including Consequential Loss), liability, cost, charge, expense, outgoing or payment (whether present, contingent, unascertained, immediate, future, indirect, incidental or otherwise).

  Public Good Licensee means any person to whom a licence is granted in accordance with clause 0.

  Purpose means conducting research and development work in the Territory in the fields of any of genetics and genomics.

  Term means the period from the Effective Date until termination of this agreement in accordance with clause 0.

  Territory means the State of Western Australia.

1.2
Interpretation

  In this agreement:

  (a)
  headings are for convenience only and do not affect interpretation;

  and unless the context indicates a contrary intention:

  (b)
  the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

  (c)
  a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it and any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

  (d)
  a reference to any party includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of permitted novation;

  (e)
  a reference to any document (including this agreement) is to that document as varied in accordance with its terms, novated in accordance with its terms, ratified or replaced from time to time;

  (f)
  words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender;

  (g)
  references to parties, clauses or schedules are references to parties, clauses and schedules to or of this agreement, and a reference to this agreement includes any schedule to this agreement;

  (h)
  where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

  (i)
  the word "includes" in any form is not a word of limitation;

  (j)
  a reference to "$" or "dollar" is to Australian currency;

  (k)
  where the day on or by which a thing is to be done is not a Business Day, that thing must be done on or by the next Business Day; and

  (l)
  words and phrases which are defined in the IP Sale and Royalty Agreement have the same meaning when used in this agreement.

2.
Condition Precedent

  Clauses 0 to 0 of this agreement will not become binding on, nor grant any rights to or impose any obligations on, either party unless the IP Sale and Royalty Agreement and the Sponsored Research Agreement are executed by all parties on or before the Effective Date or such other date as the parties may agree in writing.

3.
Licence of GTG IP

3.1
Grant of licence to the Licensee

  Subject to clauses 0 and 0, the Licensor by this agreement grants to the Licensee during the Term an irrevocable and continuing non-exclusive licence to use (without a right to sub-licence the use of):

  (a)
  the GTG IP; and

  (b)
  subject to clause 0, the Sub-Licensable GTG IP,

  for the Purpose.

3.2
Conditions precedent to licence of Sub-Licensable GTG IP

  The licence in clause 00 for the Licensee to use the Sub-Licensable GTG IP is subject to the conditions precedent that:

  (a)
  before the Licensee commences using any IP pursuant to clause 00, it first sends a written request to the Licensor asking whether the IP that the Licensee wishes to use is Sub-Licensable GTG IP and receives written confirmation (which must not be unreasonably delayed) from the Licensor that the IP is Sub-Licensable GTG IP;

  (b)
  the Licensee pays all costs incurred by any of the Licensor and any Related Body Corporate of the Licensor as a direct or indirect result of the Licensee using any of the Sub-Licensable GTG IP under such licence. If the Licensee fails or refuses to pay any such costs, the licence referred to in clause 00 will be void ab initio with respect to each of the items of Sub-Licensable GTG IP to which such failure or refusal by the Licensee relates. The Licensee must within 5 Business Days after the end of each calendar month provide the Licensor with all information reasonably requested by the Licensor from time to time (including any information that the Licensor requires to determine what costs are payable by it) regarding the Licensee's use of the Sub-Licensable GTG IP during that calendar month. The Licensee must pay to the Licensor any amounts requested by the Licensor to be paid in accordance with this clause 00 within 5 Business Days after the Licensee receives a Tax Invoice for that amount; and

  (c)
  the Licensee uses the Sub-Licensable GTG IP solely for the Purpose.

3.3
Grant of licence to persons nominated by the Licensee

(a)
The Licensor agrees that, in consideration of the payment of $1,000 by each person to whom a licence is to be granted in accordance with this clause 0, it will grant to academic and public health institutions in the Territory nominated by the Licensee and approved by the Licensor (such approval not to be unreasonably withheld), including:

(i)
the Health Department of Western Australia; and

(ii)
the University of Western Australia,

    a non-exclusive licence (on terms reasonably required by GTG) during the Term to use (without a right to sub-licence the use of) the GTG IP for the Purpose and for similar non-commercial applications in the Territory.

  (b)
  The Licensee acknowledges and agrees that:

  (i)
  nothing in this agreement gives it any right to sub-licence any of the GTG IP or the Sub-Licensable GTG IP, including to any person referred to in clause 00; and

  (ii)
  the Licensor is not by clause 00 or any other part of this agreement required to grant to any person any licence or sub-licence for that person:

  A.
  to use or exploit any of the GTG IP for commercial purposes; or

  B.
  (other than the Licensee) to use or exploit any of the Sub-Licensable GTG IP for any purpose.

3.4
Conditions applicable to licences

  The licence granted by clause 0 and all licences granted by the Licensor in accordance with clause 0 are and will be granted on the conditions that:

  (a)
  the GTG IP and (in the case of the Licensee) the Sub-Licensable GTG IP:

  (i)
  can only be used for the Purpose and (in the case of Public Good Licensees) for similar non-commercial applications in the Territory;

  (ii)
  can not be used for any purpose that results in products or services based on or incorporating the GTG IP or the Sub-Licensable GTG IP being used or available outside the Territory;

  (iii)
  can not be sub-licensed by the Licensee or Public Good Licensees;

  (iv)
  can not be used in a way that infringes the IP or other rights of any other person;

  (v)
  can only be used in accordance with the terms of the agreement by which the licence is granted and any reasonable directions given from time to time by the Licensor regarding use of any of the GTG IP and the Sub-Licensable GTG IP (provided that such directions are not inconsistent with the terms of this agreement); and

  (b)
  the Licensee and each Public Good Licensee:

  (i)
  must refer to the Licensor any request relating to the GTG IP or the Sub-Licensable GTG IP which is outside the scope of its licence (by way of example only and without limitation, where a person wants to be granted a licence to use the GTG IP);

  (ii)
  must not challenge, contest, oppose or question directly or indirectly any of:

  A.
  the validity of the Licensor's or any other person's right, title and interest in and to the GTG IP and the Sub-Licensable GTG IP (including the IP and other rights in the GTG IP and the Sub-Licensable GTG IP);

  B.
  the Licensor's or any other person's ownership of any application for or registration of any of the GTG IP and the Sub-Licensable GTG IP; and

  C.
  any application for or registration of any of the GTG IP and the Sub-Licensable GTG IP.

  (iii)
  must agree to assign to the Licensor in accordance with clause 0 the IP they create or develop during the Term which is an improvement in, addition to, modification of, based on or incorporates any of the GTG IP and the Sub-Licensable GTG IP.

3.5
Limitations on licences

  The Licensor acknowledges and agrees that:

  (a)
  the licence granted to the Licensee in clause 0 and the licences to be granted by to Public Good Licensees in accordance with clause 0 are irrevocable and continuing during the Term; and

  (b)
  the strategic alliance between the Licensor and the Licensee (as reflected in this agreement, the Heads of Agreement, the Sponsored Research Agreement and the IP Sale and Royalty Agreement) is a high priority for the Licensor in the Territory, and the Licensor does not currently intend to grant to any other person a licence to use or exploit any of the GTG IP in the Territory.

  For the avoidance of doubt, nothing in this agreement prevents the Licensor granting or restricts the discretion of the Licensor in granting to another person a licence to use and exploit the GTG IP in the Territory if the Licensor reasonably believes that it is in the best interests of the Licensor to do so.

4.
Release

4.1
Background

  The parties have for a number of years conducted research and development work (whether themselves or through their Related Bodies Corporate) in comparable fields of scientific endeavour. Their respective areas of endeavour may have overlapped and may lead to conflicting claims.

4.2
Release by Licensee

  The Licensee by this agreement releases and forever discharges:

  (a)
  the Licensor;

  (b)
  each Related Body Corporate of the Licensor;

  (c)
  each licensee of any of the Licensor and any Related Body Corporate of the Licensor;

  (d)
  each officer, employee and agent of any person referred to in clauses 00 to 00; and

  (e)
  the successors and permitted assigns of any person referred to in clauses 00 to 00,

  from all and any Claims which any of the Licensee and any Related Body Corporate of the Licensee now have or but for this agreement could or might have had against any of them relating to, arising out of or in connection with any of the infringement and misuse of the IP or other rights of any of the Licensee and any Related Body Corporate of the Licensee at any time before the date of the Heads of Agreement.

4.3
Release by Licensor

  The Licensor by this agreement releases and forever discharges:

  (a)
  the Licensee;

  (b)
  each Related Body Corporate of the Licensee;

  (c)
  each licensee of any of the Licensee and any Related Body Corporate of the Licensee;

  (d)
  each officer, employee and agent of any person referred to in clauses 00 to 00; and

  (e)
  the successors and permitted assigns of any person referred to in clauses 00 to 00,

  from all and any Claims which any of the Licensor and any Related Body Corporate of the Licensor now have or but for this agreement could or might have had against any of them relating to, arising out of or in connection with any of the infringement and misuse of the IP or other rights of any of the Licensor and any Related Body Corporate of the Licensor at any time before the date of the Heads of Agreement.

4.4
Plea in bar

  This agreement can be pleaded by each party and its Related Bodies Corporate and their officers, employees, agents, licensees, successors and permitted assigns in bar to any Claim relating to, arising out of or in connection with any of the infringement and misuse of the IP or other rights of the other party.

4.5
No admissions

  Each party acknowledges and agrees that the inclusion of the release in this agreement is not an admission by either party of liability or the amount of any liability.

5.
Consideration by Licensee

  In consideration of:

  (a)
  the licence granted to the Licensee by clause 0;

  (b)
  the Licensor agreeing to grant licences to Public Good Licensees in accordance with clause 0;

  (c)
  the Licensor agreeing to the other terms of the strategic alliance between the Licensor and the Licensee (as reflected in this agreement, the Heads of Agreement, the Sponsored Research Agreement and the IP Sale and Royalty Agreement); and

  (d)
  the release granted by the Licensor in clause 0,

  the Licensee:

  (e)
  will pay to the Licensor on the Effective Date a licence fee of $2,500,000 (two million five hundred thousand dollars Australian currency);

  (f)
  grants the release granted by the Licensee in clause 0; and

  (g)
  otherwise accepts and agrees to comply its obligations under this agreement.

  For the avoidance of doubt, if the Licensee notifies the Licensor in accordance with clause 7.2(a)(ii) of the IP Sale and Royalty Agreement that it wishes to pay the licence fee that the Licensee is required to pay under clause 00 of this agreement by reducing the number of Shares which the Licensor is required to issue to the Licensee or its nominee under the IP Sale and Royalty Agreement and the Licensor issues to the Licensee or to the Licensee's nominee 16,666,667 (sixteen million, six hundred and sixty six thousand, six hundred and sixty seven) Shares, then after the Effective Date the Licensee has no further obligation to the Licensor to pay the licence fee specified in clause 00 of this agreement.

6.
IP

6.1
Ownership of Improvements

(a)
All Improvements created or developed during the Term by:

(i)
the Licensee (other than Improvements created or developed by or on behalf of the Licensee under in accordance with the Sponsored Research Agreement or in accordance with another agreement between the Licensor or a Related Body Corporate of the Licensor and the Licensee or a Related Body Corporate of the Licensee); or

(ii)
any Public Good Licensees,

  will be owned by the Licensee or the Public Good Licensee who creates or develops the Improvement.

  (b)
  Subject to clause 00, prior to offering to any person any right to license, acquire, commercialise, deploy, exploit or apply any IP owned by the Licensee in accordance with clause 00, the Licensee must first offer that right to the Licensor on reasonable terms and give the Licensor thirty Business Days to accept the offer.

  (c)
  If the Licensor does not accept or rejects an offer made by the Licensee under clause 00, the Licensee may for a period of thirty Business Days offer the relevant right to other persons on the same terms as those offered to, and not accepted or rejected by, the Licensor. If the Licensee does not grant the right to any other person during that thirty Business Day period, or wishes to grant the right on terms not the same as the terms on which that right was offered to the Licensor, the Licensee must not offer or grant the relevant right to any other person without again first complying with the procedure in clause 00 and this clause 00.

  (d)
  Clause 00 does not apply to the extent that the Improvement was created or developed by the Licensee as a result of or in the course of any research and development carried out by the Licensee that was funded by another person and it is a condition of such funding that the Licensee can not grant a right of first refusal in relation to the IP arising from that research and development.

6.2
Ownership of GTG IP and Sub-Licensable GTG IP

(a)
Nothing in this agreement grants to:

(i)
the Licensee; or

(ii)
any Public Good Licensees,

    any right, title or interest in or to any of the GTG IP and the Sub-Licensable GTG IP except to the extent that they are granted an express licence under clause 0 or an express licence in accordance with clause 0.

  (b)
  For the avoidance of doubt, the ownership by the Licensee or a Public Good Licensee of an Improvement does not grant them any right, title or interest in or to any of the GTG IP and the Sub-Licensable GTG IP on which the Improvement may be based or which it may incorporate.

6.3
Ownership of other IP

(a)
Subject to clause 0, the Licensor will own all IP created or developed during the Term by:

(i)
the Licensee; or

(ii)
any Public Good Licensees,

    which is an improvement in, addition to, modification of, based on or incorporates any of the GTG IP and the Sub-Licensable GTG IP.

  (b)
  The Licensee must, and must make sure that all Public Good Licensees, promptly after its creation and otherwise on reasonable written request by the Licensor disclose to the Licensor any IP referred to in clause 00 and deliver to the Licensor all Documents relating to that IP.

  (c)
  The Licensee must, and must make sure that all Public Good Licensees, execute all further documents and do all further things (at the reasonable cost of the Licensor) which the Licensor reasonably requires to perfect, record or confirm the Licensor's right, title and interest in and to the IP referred to in clause 00.

  (d)
  The Licensee:

  (i)
  must;

  (ii)
  must use its best endeavours to make sure that the Licensee's officers, employees and agents; and

  (iii)
  must use its best endeavours to make sure that all Public Good Licensees and the officers, employees and agents of Public Good Licensees,

    provide all information and assistance (at the reasonable cost of the Licensor) reasonably requested by the Licensor to:

    (iv)
    make any application for;

    (v)
    prosecute any application for registration of;

    (vi)
    defend any opposition to any application for registration of;

    (vii)
    defend any application to cancel or invalidate any registration for; and

    (viii)
    take action in relation to any infringement of any registration of,

    any of IP referred to in clause 00.

  (e)
  The Licensee:

  (i)
  must not;

  (ii)
  must use its best endeavours to make sure that the Licensee's officers, employees and agents do not; and

  (iii)
  must use its best endeavours to make sure that Public Good Licensees and the officers, employees and agents of Public Good Licensees do not,

    challenge, contest, oppose or question directly or indirectly any of:

    (iv)
    the validity of the Licensor's right, title and interest in and to the IP referred to in clause 00;

    (v)
    the Licensor's ownership of any application for or registration of any of the IP referred to in clause 00; and

    (vi)
    any application for or registration of any of the IP referred to in clause 00.

7.
Warranties

7.1
Mutual warranties

  Each party warrants to the other that, to the best of that party's knowledge, it is the only person that has any Claim against the other party in respect of the subject matter of the release granted to the other party by clause 0.

7.2
Warranty by Licensor

(a)
The Licensor warrants and represents to the Licensee that, to the best of the Licensor's knowledge, it owns all rights in the letters patent and patent applications which comprise the Other GTG IP.

(b)
Except as set out in clause 00, the Licensor does not provide any warranties to the Licensee in relation to the GTG IP or the Sub-Licensable GTG IP, including any warranties relating to:

(i)
the validity of any of the GTG IP and the Sub-Licensable GTG IP;

(ii)
the Licensor's ownership of the GTG IP;

(iii)
any other person's ownership of the Sub-Licensable GTG IP;

(iv)
whether use or exploitation of any of the GTG IP and the Sub-Licensable GTG IP infringes the IP or other rights of any other person; and

(v)
the suitability of any of the GTG IP and the Sub-Licensable GTG IP for any purpose.

7.3
Warranty by Licensee

(a)
The Licensee warrants and represents to the Licensor that but for clause 0 it would upon its creation own all rights in the IP referred to in clause 0.

(b)
Except as set out in clause 00, the Licensee and the Public Good Licensees do not provide any warranties to the Licensor in relation to any IP owned by the Licensor in accordance with clause 0, including any warranties relating to:

(i)
the validity of any of the IP owned by the Licensor in accordance with clause 0;

(ii)
the Licensee's ownership upon its creation, apart from the assignment in accordance with clause 0, of the IP referred to in clause 0;

(iii)
whether use or exploitation of any IP owned by the Licensor in accordance with clause 0 infringes the IP or other rights of any other person; and

(iv)
the suitability of any IP owned by the Licensor in accordance with clause 0 for any purpose.

7.4
Exclusion of warranties

(a)
To the full extent permitted by the laws of the Commonwealth of Australia and any State or Territory of Australia having jurisdiction, the Licensor by this agreement excludes all implied warranties in relation to the GTG IP and the Sub-Licensable GTG IP.

(b)
To the full extent permitted by the laws of the Commonwealth of Australia and any State or Territory of Australia having jurisdiction, the Licensee by this agreement excludes all implied warranties in relation to any IP owned by the Licensor in accordance with clause 0.

7.5
Non-excludable terms

  Where any laws of the Commonwealth of Australia or any State or Territory of Australia having jurisdiction imply a term, condition or warranty into this agreement or any relationship created by this agreement between the Licensor and the Licensee or otherwise gives the Licensee or the Licensor a particular remedy against the Licensor or the Licensee respectively, the application of, exercise of or liability under which cannot be excluded, then the liability of the Licensor or the Licensee (as the case may be) for any breach of such implied term, condition or warranty or under such remedy will be limited at the option of the party on whom the liability is imposed in any one or more of the ways permitted by that legislation including, where so permitted:

  (a)
  if the breach relates to goods:

  (i)
  the replacement of those goods or the supply of equivalent goods;

  (ii)
  the repair of those goods;

  (iii)
  the payment of the cost of replacing those goods or acquiring equivalent goods; or

  (iv)
  the payment of the costs of having those goods repaired; and

  (b)
  if the breach relates to services:

  (i)
  the supplying of those services again; or

  (ii)
  the payment of the cost of having those services supplied again.

8.
Indemnity

8.1
Indemnity by Licensor

  The Licensor indemnifies the Licensee and all of the Licensee's officers, employees, agents and Related Bodies Corporate against any liability or cost which the Licensee or any of the Licensee's officers, employees, agents or Related Bodies Corporate incur concerning, arising out of or in consequence of any Claim by any person arising from:

  (a)
  any act or omission by the Licensor arising from the performance of the Licensor's rights or obligation under this agreement; and

  (b)
  any breach of this agreement (including any warranty given or representation made in this agreement) by the Licensor.

8.2
Indemnity by Licensee

  The Licensee indemnifies the Licensor and all of the Licensor's officers, employees, agents and Related Bodies Corporate against any liability or cost which the Licensor or any of the Licensor's officers, employees, agents or Related Bodies Corporate incur concerning, arising out of or in consequence of any Claim by any person arising from:

  (a)
  any act or omission by the Licensee arising from the performance of the Licensee's rights or obligation under this agreement; and

  (b)
  any breach of this agreement (including any warranty given or representation made in this agreement) by the Licensee.

8.3
Mutual indemnity

  Each party by this agreement indemnifies and agrees in future to indemnify any of the other party and the Related Bodies Corporate of the other party and their officers, employees, agents,

  licensees, successors and permitted assigns from and against all Claims which that party, any Related Body Corporate of that party and any person claiming under or by virtue of that party:

  (a)
  has now;

  (b)
  had at any time before the execution of this agreement; or

  (c)
  but for the execution of this agreement may have had or may have been able to bring, make or claim,

  against any of the other party and the Related Bodies Corporate of the other party and their officers, employees, agents, licensees, successors and permitted assigns relating to, arising out of or in connection with any of the infringement and misuse of IP or other rights of the party before the date of the Heads of Agreement.

9.
GST

(a)
Where a party (Supplier) makes a Taxable Supply under or in connection with this agreement or in connection with any matter or thing occurring under this agreement to the other party (Recipient) and the consideration otherwise payable for the Taxable Supply does not include GST the Supplier will be entitled, in addition to any other consideration recoverable in respect of the Taxable Supply, to recover from the Recipient the amount of any GST on the Taxable Supply.

(b)
If the amount paid by the Recipient to the Supplier in respect of GST differs from the GST on the Taxable Supply (taking into account any Adjustment Events that occur in relation to the Taxable Supply), an adjustment shall be made. If the amount paid by the Recipient exceeds the GST on the Taxable Supply, the Supplier shall refund the excess to the Recipient. If the amount paid by the Recipient is less than the GST on the Taxable Supply, the Recipient shall pay the deficiency to the Supplier.

(c)
Where a party is entitled, under or in connection with this agreement or in connection with any matter or thing occurring under this agreement, to recover all or a proportion of its costs or is entitled to be compensated for all or a proportion of its costs, the amount of the recovery or compensation shall be reduced by the amount of (or the same proportion of the amount of) any Input Tax Credits available in respect of those costs.

(d)
A party will not be obliged to pay any amounts to the other party unless and until a valid Tax Invoice has been issued by the other party and is received by the party. Each party agrees to do all things, including providing invoices or other documentation, that may be necessary or desirable to enable or assist another party to:

(i)
claim Input Tax Credits to the maximum extent possible; or

(ii)
reduce the amount recoverable from that other party under any indemnity or cost recovery provided for in this agreement.

10.
Infringement

10.1
Notification of infringement

  If the Licensee or a Public Good Licensee:

  (a)
  becomes aware of a Claim by a person that use by the Licensee or a Public Good Licensee of any of the GTG IP and the Sub-Licensable GTG IP infringes or amounts to a misuse of the IP or any other rights of that person; or

  (b)
  believes that a person is infringing or misusing any of the IP or other rights in or relating any of the GTG IP and the Sub-Licensable GTG IP,

  the Licensee must promptly provide a written notice to the Licensor setting out details of the alleged Claim.

10.2
Defence of Claims

(a)
In the circumstances set out in clause 0 it will be in the discretion of the Licensor whether to defend, settle or compromise the Claim.

(b)
The Licensee will be solely responsible for all Loss in respect of a Claim where the Claim solely relates to, arises out of or in connection with:

(i)
GTG IP which was developed or created by the Licensee or a Public Good Licensee, whether before or after the Effective Date;

(ii)
use of any of the GTG IP and the Sub-Licensable GTG IP which is not in accordance with the terms of this agreement or any reasonable directions given from time to time by the Licensor regarding use of any of the GTG IP and the Sub-Licensable GTG IP.

(c)
Each party must (at the reasonable cost of the other party) provide to the other party all reasonable assistance required by the other party in respect of the conduct of any defence of a Claim.

10.3
Infringement or misuse action by Licensor

(a)
In the circumstances set out in clause 0 the Licensor may elect to take legal action in respect of the infringement or misuse or settle or compromise its claim against the infringer.

(b)
The Licensor will be solely responsible for all costs in respect of any legal action which it takes against an infringer.

(c)
The Licensor may (with the prior written consent of the Licensee, which must not be unreasonably withheld or delayed) bring such action in the name of the Licensee or join the Licensee as a party to such action.

(d)
The Licensor will be entitled to the benefit of all orders (including any monetary award, damages, account of profits or costs) which are made as a result of such action and to all amounts paid to or at the direction of the Licensor as part of any settlement or compromise of a claim.

(e)
If the Licensor elects to take legal action against the infringer, the Licensee must (at the Licensor's cost) provide to the Licensor all reasonable assistance required by the Licensor in respect of the conduct of such action.

11.
Insurance

  The Licensee must co-operate and must make sure that the Public Good Licensees co-operate with the insurers of the Licensor in the investigation of all Claims made which fall within the risks covered by any insurances held by the Licensor.

12.
Termination

12.1
Termination by Licensor

(a)
The Licensor may immediately terminate this agreement if the Licensee breaches or defaults under the licence granted to it (including by breaching any of the conditions of licence specified in clause 0).

(b)
For the avoidance of doubt, termination by the Licensor of this agreement does not of itself give the Licensor a right to terminate the licence granted to a Public Good Licensee before termination of this agreement.

12.2
Termination by either party

  Either party may terminate this agreement immediately if the other party:

  (a)
  breaches a material term of this agreement and fails to remedy that breach within ten Business Days after receiving a notice from the terminating party requiring the other party to remedy the breach; or

  (b)
  goes into liquidation, has a receiver, receiver and manager, administrator or similar person appointed, enters into a scheme of arrangement with creditors or is unable to pay its debts as and when they fall due.

12.3
Termination of other agreements

  If any of:

  (a)
  the Sponsored Research Agreement; and

  (b)
  the IP Sale and Royalty Agreement,

  is terminated, either party may terminate this agreement by giving ten Business Days' notice in writing to the other party.

12.4
Consequences of termination

  Clauses 0, 0, 00, 00, 00, 0, 00, 00, 0 and this clause 0 survive termination of this agreement to the extent they operated immediately before termination of this agreement.

12.5
Termination of licence to Public Good Licensee

  If a Public Good Licensee:

  (a)
  breaches or defaults under the agreement by which it is granted a licence to use the GTG IP; or

  (b)
  goes into liquidation, has a receiver, receiver and manager, administrator or similar person appointed, enters into a scheme of arrangement with creditors or is unable to pay its debts as and when they fall due, the Licensor may by notice in writing to that Public Good Licensee immediately terminate the agreement by which that Public Good Licensee is granted a licence to use the GTG IP. After receipt of such notice the Public Good Licensee will need to cease using the GTG IP within twenty Business Days.

13.
Confidentiality

13.1
Obligation of confidentiality

  Each party must treat as confidential and must make sure that any person to whom it discloses in accordance with this agreement treats as confidential:

  (a)
  all information in relation to this agreement; and

  (b)
  any Confidential Information of the other party,

  and must not:

  (c)
  use such information; and

  (d)
  disclose such information except:

  (i)
  to its officers, employees, professional advisers and auditors; and

    (ii)
    after those people have:

    A.
    been informed that the information is confidential, must not be used except for the purpose for which it was provided to them by the party and must not be further disclosed by the officer, employee, professional adviser or auditor; and

    B.
    signed (whether before or after the Effective Date) a deed of confidentiality in favour of the other party in terms reasonably agreed between the parties (acting reasonably).

13.2
Return of information

(a)
All property rights in any Documents recording, incorporating or referring to any of the information which a party is by this agreement required to keep confidential will be owned throughout the world by the other party and are by this agreement assigned by the party to the other party with effect from the time of the creation of the Documents.

(b)
A party must make sure that it enters into agreements with its officers, employees, professional advisers and auditors (and, in the case of the Licensee, the Public Good Licensees and their officers, employees, professional advisers and auditors) which are consistent with, and give effect to, the assignment in clause 00.

(c)
On termination of this agreement, each party must return and must cause its officers, employees, professional advisers and auditors (and, in the case of the Licensee, the Public Good Licensees and their officers, employees, professional advisers and auditors) to return to the other party all copies of any information which the party is required by this agreement to keep confidential and all copies of any Documents incorporating such information.

13.3
Exclusion from obligations of confidentiality

  The obligations of confidentiality imposed by this clause 0 do not apply in relation to any information:

  (a)
  which is or becomes generally publicly available other than as a result of any breach of an obligation of confidence by the party required to keep that information confidential or any person to whom the party required to keep that information confidential has disclosed that information (which, in the case of the Licensee, is deemed for the purposes of this clause 0 to include the Public Good Licensees);

  (b)
  which the party required to keep that information confidential is required by law, the order of any court or the rules of the ASX to disclose, provided that the party must immediately notify the other party of such a requirement and, at the written request and cost of the other party, reasonably co-operate with and assist the other party to avoid such a requirement or restrict the extent of the disclosure; or

  (c)
  which the other party consents (subject to such restrictions and conditions as the other party imposes in its absolute discretion) to the party required to keep that information confidential using or disclosing.

14.
Notices

  Any communication under or in connection with this agreement:

  (a)
  must be in writing;

  (b)
  must be sent to the party at the address of that party as stated in this agreement or such other address as is notified in writing from time to time by that party;

  (c)
  must be signed by the party making the communication (or on its behalf by the solicitor for, or by any attorney, director, secretary, or authorised agent of, that party);

  (d)
  must be delivered or posted by prepaid post to the address of the addressee, in accordance with clause 00; and

  (e)
  will be deemed to be received by the addressee:

  (i)
  (in the case of prepaid post) on the third Business Day after the date of posting to an address within Australia;

  (ii)
  (in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 00, unless that delivery is made on a day which is not a Business Day or after 5.00 pm on a Business Day, in which case that communication will be deemed to be received at 9.00 am on the next Business Day.

15.
Stamp Duty and costs

  Except as provided to the contrary in the Heads of Agreement:

  (a)
  any stamp duty payable in respect of this agreement will be payable by the Licensor; and

  (b)
  each party will bear its own costs of and associated with negotiating and preparing this agreement.

16.
Amendment

  This agreement can only be amended by an instrument in writing signed by both parties.

17.
Governing law

  This Deed is governed by the laws of the State of Western Australia, Australia. The parties irrevocably submit to the non-exclusive jurisdiction of the Courts of the State of Western Australia and the Federal Court of Australia, including any Court which may hear appeals from those Courts. The parties must not object to the jurisdiction of such a Court on the basis that it is an inconvenient forum.

18.
General

18.1
Assignment

  Neither party can assign, novate or otherwise transfer any of its rights or obligations under this agreement without the prior written consent of the other party (which must not be unreasonably withheld).

18.2
Entire agreement

  To the extent permitted by law, in relation to the subject matter of this agreement, this agreement:

  (a)
  embodies the entire understanding of the parties and constitutes the entire terms agreed upon between the parties; and

  (b)
  supersedes any prior agreement (whether or not in writing, including the Heads of Agreement) between the parties.

  For the avoidance of doubt, this clause does not derogate from or limit the requirement that the condition precedent in clause 0 is satisfied before clauses 0 to 0 of this agreement become binding on, grant any rights to or impose any obligations on either party.

18.3
Waiver and variation

  A provision in or right created under this agreement may not be:

  (a)
  waived except in writing signed by the party granting the waiver; or

  (b)
  varied except in writing signed by all the parties.

  A waiver of a breach of this agreement does not constitute a waiver of any future breach of this agreement (including a future breach of the same provision of this agreement).

18.4
Severability

  If any part or a provision of this agreement is judged invalid or unenforceable in a jurisdiction, it is severed for that jurisdiction and the remainder of this agreement will continue to operate.

18.5
No representations or warranties

  In entering into this agreement the parties have not relied on any representations or warranties about its subject matter except as provided in this agreement.

18.6
Relationship

  Nothing contained in this agreement should be construed as constituting a partnership, joint venture or fiduciary or agency relationship between the parties.

Signed as an agreement.

Signed by Professor Roger Dawkins on behalf of C Y O'Connor ERADE Village Foundation incorporating the Immunogenetics Research Foundation and the Institute of Molecular Genetics and Immunology Incorporated (ABN 67 161 830 965) in the presence of:	Signature
Signature of Witness
Name of Witness in full
Signed by Dr Mervyn Jacobson on behalf of Genetic Technologies Limited (ACN 009 212 328) in the presence of:	Signature
Signature of Witness
Name of Witness in full

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  Exhibit 4.12